Exhibit 10-1
                          Standard Form

                 COMMERCIAL AND INDUSTRIAL LEASE


     THIS LEASE made and entered into this 15th day of April, 2003, by and between Two Cliffs, LLC hereinafter called "Landlord," and Lone Moose Adventures hereinafter called "Tenant."

                           WITNESSETH:

     In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:


I.  DEMISED PREMISES:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all those certain premises hereinafter more fully described, together with the buildings and other improvements thereon, for the term and upon the rental herein set forth. Said demised premises consist more particularly of an area containing approximately 1,400 square feet of a certain building containing approximately 6,000 square feet commonly known as Body Masters, located in Sandy, State of Utah.

II.  TERM:

     TO HAVE AND TO HOLD said premises unto Tenant for a term of Twelve months beginning on the 15th day of April, 2003, and ending on the 15th day of April, 2004.

III.  TERMS AND CONDITIONS OF LEASE:

     This Lease is made on the following terms and conditions, which are expressly agreed to by Landlord and Tenant:

1. RENT: The Tenant agrees to pay as rental to Landlord, at the address specified in this Lease or at such other place Landlord may from time to time designate in writing, the sum of ($500.00) FIVE HUNDRED DOLLARS. Said sum to be lawful money of the United States payable as follows:

     (a) LATE CHARGES: In the event Tenant fails to pay said rental (including any additional rental due hereunder) on the due date or within five
(5) days thereafter, a late charge of five percent (5%) per month of the delinquent rental shall be added to said rental and paid to Landlord together therewith.

     (b) SECURITY DEPOSIT: Tenant contemporaneously with the execution of this Lease, has deposited with Landlord the sum of $__0____ receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the term hereof. The Tenant agrees that if the Tenant shall fail to pay the rent herein reserved, promptly when due, said deposit may, at the option of the Landlord (but Landlord shall not be required to), be applied to any rent due and unpaid, and if the Tenant violates any of the other terms, covenants and conditions of this lease, said deposit shall be applied to any damages suffered by Landlord as a result of Tenant's default to the extent of the amount of the damages suffered.

     2. AUTHORIZED USE: Tenant shall use the leased premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained.

     3. GLASS: Tenant agrees to immediately replace all glass in the demised premises if broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

     4. CARPETING DAMAGE: Tenant agrees to be responsible for the replacement of carpeting in the demised premises if it shall be damaged by burning, or stains resulting from spilling anything on said carpet, reasonable wear and tear excepted.

     5. HOLDOVER: Should the Landlord permit Tenant to holdover the leased premises or any part thereof, after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect. During the month-to-month tenancy, Tenant agrees to give Landlord thirty (30) days prior written notice of its intent to vacate premises.
Tenant agrees to vacate the premises upon thirty (30) days prior written notice from Landlord. The rental for the month-to-month tenancy shall be set by the Landlord within 10 days after Landlord receives notice from Tenant of its intention to continue to occupy premises.


     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.


LANDLORD: /s/Christopher B. Glover TENANT:/s/Christopher B. Glover

DATE:     6/11/03                  DATE: 6/11/03

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